Exhibit 4.8 Form of Marani Brands, Inc. 2008 Stock Option Plan, dated May 8, 2008

MARANI BRANDS, INC.

2008 STOCK OPTION PLAN

20,000,000 Shares of Common Stock

Adopted as of May ___, 2008

1. PURPOSES.

(a) Opportunity to Purchase Stock. The purpose of the Plan is to provide a means by which selected key Employees, Directors and Consultants of the Company and its Affiliates may be given an opportunity to purchase stock of the Company. The Company, by means of the Plan, seeks to retain the services of persons who are now Employees of the Company and its Affiliates, to secure and retain the services of new Employees, Directors and Consultants and to provide incentives for such Employees, Directors and Consultants to exert maximum efforts for the success of the Company and its Affiliates.

(b) Incentive and Nonstatutory Options. The Company intends that the Options issued under the Plan shall, in the discretion of the Committee, be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant.

2. DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, whether such corporations are now or hereafter existing.

(b) “Board” means the Board of Directors of the Company.

(c) “Business” means (i) the importing, marketing, selling and distributing alcohol beverage products including, without limitation, distilled alcohol products, wine and brandy and (ii) any other businesses engaged in currently or in the future by the Company or any of its Subsidiaries.

(d) “Cause” shall mean (i) the material breach by the Optionee of any Option Agreement or any covenant of confidentiality, non-disclosure, non-solicitation or noncompetition between the Optionee and the Company or any Affiliate; (ii) the Optionee’s material misrepresentation in connection with the business of the Company or any Affiliate which is materially detrimental to the best interests of the Company or any Affiliate; (iii) the Optionee’s conviction of, or plea of guilty or nolo contendere to, a felony; (iv) any material act or omission by the Optionee during his or her employment with the Company or any Affiliate involving willful malfeasance or gross negligence in the performance of the Participant’s duties to the Company or any such Affiliate; or (v) any other similar act or omission by the Optionee during his or her employment with the Company or any Affiliate which provides the Company or such Affiliate with a ground for terminating the Optionee’s employment for cause under the employment law of the state in which the Company’s or such Affiliate’s principal place of business is located.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Board of Directors of the Company unless a separate committee has been appointed by the Board in accordance with Section 3(c) of the Plan.

(g) “Common Stock” means the common stock, par value $.001 per share, of the Company.

(h) “Company” means Marani Brands, Inc., a Nevada corporation.

(i) “Consultant” means Person who is a party to a written consulting agreement with the Company or one of its Affiliates.

(j) “Continuous Status as an Employee” means the employment or relationship as an Employee is not interrupted or terminated with the Company and all Affiliates. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) any sick leave, military leave, or any other bona fide leave of absence approved by the Committee; or (ii) transfers between locations of the Company or between the Company and its Affiliates on one hand and their successors on the other hand. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Nonstatutory Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period. Such Nonstatutory Stock Option shall be subject to all other terms and conditions of the Plan. The previous two sentences shall not apply, however, to an Employee whose employment or relationship as an Employee is interrupted or terminated as a result of such Employee’s death or disability (as defined in Section 22(e)(3) of the Code) and to the extent such Incentive Stock Option is exercised within 180 days after the date of such interruption or termination, but if and only if such exercise is otherwise permitted under this Plan.

(k) “Director” means a member of the Board.

(l) “Disability” means the inability of an Employee to perform his or her duties to the Company and its Affiliates for a period of four (4) consecutive months or for an aggregate of more than six (6) months in any twelve-month period as a result of physical or mental illness or incapacity, as determined by the Committee.

(m) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate and who is considered an employee of the Company under applicable law. Neither service as a Director, nor payment of a Director’s fee by the Company nor serving the Company as a Consultant shall be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, The Global Market System of the NASDAQ Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock on the date of determination (or, if no such price is reported on such date, such price as reported on the nearest preceding day) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is quoted on the NASDAQ Stock Market (but not on the Global Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination (or, if such prices are not reported on such date, such prices as reported on the nearest preceding date), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) If the Fair Market Value is not determined pursuant to (i) or (ii) above, then the Fair Market Value shall be determined in good faith by the Committee in accordance with the requirements of Section 409A of the Code.

(p) “Incentive Stock Option” means an Option qualifying as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q) “Non-Employee Director” means a Director who is considered to be a “non-employee director” in accordance with Section (b)(3)(i) of Rule 16b-3, and any other applicable rules, regulations and interpretations of the Securities and Exchange Commission, and who is considered to be an “outside director” within the meaning of Section 162(m) of the Code.

(r) “Nonstatutory Stock Option” means an Option not qualifying as an Incentive Stock Option.

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Option” means a stock option granted pursuant to the Plan.

(u) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant which shall be in such form as the Company may require in connection with the grant of an Option. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(v) “Optioned Shares” means with respect to any Option the Shares subject to the Option.

(w) “Optionee” means any person who holds an outstanding Option.

(x) “Person” means an individual or entity.

(y) “Plan” means this Marani Brands, Inc. 2008 Stock Option Plan.

(z) “Prime Rate” means the annual rate of interest designated as the “prime rate” in the listing of “Money Rates” as published from time to time in The Wall Street Journal, or if such publication is discontinued, the rate published as the “prime rate” or “base rate” from time to time by any similar or successor publication designated by the Board of Directors of the Company.

(aa) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

(bb) “Sale” means the sale of the Business to a third party (other than an Affiliate of the Partnership or the Company) pursuant to which such party acquires (i) all or substantially all of the outstanding shares of Common Stock, (ii) all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole), or (iii) the Common Stock or assets of the Company by way of merger.

(cc) “Securities Act” means the Securities Act of 1933, as amended.

(dd) “Shares” means shares of Common Stock, as adjusted in accordance with Section 10.

(ee) “Vest” has the meaning specified in Section 6(g).

3. ADMINISTRATION.

(a) Administration. The Plan shall be administered by the Committee.

(b) Powers. The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan to:

(i) grant Options;

(ii) determine the Fair Market Value per Share;

(iii) determine, in accordance with Section 6 of the Plan, the exercise price per Share at which Options may be exercised (the “Exercise Price”);

(iv) determine the Employees, Directors and Consultants to whom, and the time or times at which, Options shall be granted, the number of Optioned Shares subject to each Option, the vesting of such Options and whether such Options shall be Incentive Stock Options, Nonstatutory Stock Options, or any combination thereof;

(v) determine the terms and provisions of each Option granted (which need not be identical) and the forms of Option Agreements, if any, and, subject to Section 12, to modify or amend any outstanding Option;

(vi) determine whether an Optionee must execute and deliver a Stockholder Agreement in connection with the exercise by the Optionee of his or her Option and determine the terms and provisions of each Stockholder Agreement (which need not be identical);

(vii) accelerate the exercise date of any outstanding Option;

(viii) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee;

(ix) amend the Plan as provided in Section 11;

(x) construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration of the Plan, subject to Section 11, including correcting any defect, omission or inconsistency in the Plan or in any Option Agreement or Stockholder Agreement, in any manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(xi) authorize the sale of Shares hereunder;

(xii) effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options and grant in substitution therefore new Options relating to the same or different numbers of Shares, but having an Exercise Price per Share consistent with Section 6(b) at the date of the new Option grant; and

(xiii) make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Committee. The Board may appoint a Committee composed of not fewer than two (2) members of the Board to serve in its place with respect to the Plan. All of the members of such committee shall be Non-Employee Directors, if required under Section 3(d). From time to time, the Board may increase the size of such Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), all to the extent permitted by the requirement of Rule 16b-3(d) and Section 162(m) of the Code that such Committee be composed solely of two (2) or more Non-Employee Directors. In addition, the Board may remove all members of the Committee and thereafter directly administer the Plan.

(d) Exchange Act Registration. Any requirement that a committee of the Board designated by the Board to administer the Plan be composed exclusively of Non-Employee Directors shall not apply (i) prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, or (ii) if the Board or the Committee expressly declares that such requirement shall not apply. Any Non-Employee Director shall otherwise comply with the requirements of Rule 16b-3 and Section 162(m) of the Code.

(e) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among the persons who receive, or are eligible to receive Options (whether or not such persons are similarly situated). Without limiting the generality of the preceding sentence, the Committee shall be entitled to make non-uniform and selective determinations, and to enter into non-uniform and selective Option Agreements and Shareholders Agreements, as the case may be.

4. SHARES SUBJECT TO THE PLAN.

(a) Number of Shares. Subject to the provisions of Section 10 relating to adjustments upon changes in the Common Stock, the number of Shares that may be sold pursuant to Options is up to 20,000,000 Shares (all of which may, but need not, be Incentive Stock Options). If any Option shall for any reason expire or otherwise terminate without having been exercised in full, the Optioned Shares not purchased under such Option shall revert to and again become available for issuance under the Plan unless the Plan shall have terminated; provided, however, that Shares that have been actually issued under the Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan. Shares that are withheld as payment of the Exercise Price of any Options (as set forth in Section 6(c)) shall be deemed issued for purposes of this Section 4(a).

(b) Stock Subject to the Plan. The Shares of Common Stock subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise.

5. ELIGIBILITY.

(a) Employees and Consultants. Subject to the further provisions of this Section 5, Incentive Stock Options and Nonstatutory Stock Options may be granted only to Employees of the Company or its Affiliates and to Consultants of the Company or its Affiliates who meet such requirements as may from time to time be established by the Committee.

(b) Directors. Incentive Stock Options and Nonstatutory Stock Options may be granted to Directors who are not Employees of the Company and to Directors who are also Employees of the Company; provided, however, that each grant of an Option to a Director who is an Employee shall be approved by either the Board or a Committee of the Board designated by the Board to administer the Plan composed exclusively of Non-Employee Directors.

(c) Ten Percent Holders. No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock on the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

(d) Other Limits on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6. OPTION PROVISIONS.

Each Option Agreement, if required, shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. In the event any provisions of the Option Agreement and the Plan conflict, the provisions of the Plan shall govern and control. The provisions of separate Option Agreements need not be uniform, but each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term. No Incentive Stock Option shall be exercisable at any time after ten (10) years following the date of grant. No Nonstatutory Stock Option shall be exercisable at any time after ten (10) years following the date of grant. The term of each Option shall be stated in the Option Agreement.

(b) Price. Subject to Section 5(c) and unless otherwise determined by the Board, the exercise price of each Incentive Stock Option and Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of each Share subject to the Option on the date the Option is granted.

(c) Consideration. The purchase price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations at the time the Option is exercised, either (i) in cash or check, or (ii) at the discretion of the Committee, in one or a combination of the following ways: (A) by delivery to the Company of other Shares held by the Optionee to be valued at their Fair Market Value on the exercise date; (B) according to a deferred payment arrangement with the person to whom the Option is granted or to whom the Option is transferred pursuant to Section 6(f) upon full recourse credit terms not more favorable than would be available to such Person from third party lenders; provided, that such arrangement is permitted under applicable law, including, without limitation, applicable securities laws or (C) in any other form of legal consideration that may be acceptable to the Committee; provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the California General Corporation Law. If the Fair Market Value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check.

(d) Interest. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the applicable rate of interest as determined in accordance with Section 1274(d) of the Code.

(e) Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement, if applicable, by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company by cash or check (or in another manner approved by the Committee and permissible under applicable law and regulations), amounts necessary to satisfy applicable federal, state and local tax withholding requirements.

(f) Non-Transferability. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person.

(g) Vesting. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may or may not be equal) or be subject to the occurrence of certain events. Any applicable Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“Vest”) with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became Vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any Shares then remaining subject to the Option. The provisions of this subsection are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised. Options may not be exercised for fractional Shares.

(h) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under Section 6(f), as a condition of exercising any such Option: (i) to give written assurances satisfactory to the Company as to the Optionee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock; and (iii) to deliver such other documentation as may be necessary to comply with federal and state securities laws. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, and all applicable state securities laws, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates evidencing Shares issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock, and may enter stop-transfer orders against the transfer of the Shares issued upon the exercise of an Option.

(i) Termination of Employment (other than upon the Employee’s death, Disability, or for Cause); Termination of a Consultant (other than for Breach). Subject to such exceptions as the Board or the Committee may from time to time determine or as may be set forth in any applicable Option Agreement, in the event (x) an Optionee who is an Employee Continuous Status as an Employee terminates (other than upon the Employee’s death, Disability, or termination by the Company or any of its Affiliates for Cause) or (y) the engagement of an Optionee who is a Consultant is terminated (other than due to a breach of the applicable consulting agreement to which the Optionee is a party) or expires, the Optionee’s Option shall expire one (1) month after the date of such termination or expiration, the Optionee may exercise his or her Option but only prior to the earlier of the (i) expiration of three (3) months after the date of such termination or expiration and (ii) expiration of the term of such Option as set forth in the applicable Option Agreement, and only to the extent that the Optionee was entitled to exercise his or her Option on the date of such termination, provided that if subsequent to the termination of the Optionee’s employment or consultancy, as the case may be, the Optionee violates any covenant of confidentiality, non-disclosure, non-solicitation or noncompetition between the Optionee and the Company or any Affiliate, then all rights of the Optionee in the Option shall immediately cease and the Option shall immediately terminate or (y) the engagement of an Optionee who is a Consultant is terminated (other than due to a breach of the applicable consulting agreement to which the Optionee is a party) or expires, the Optionee’s Option shall expire one (1) month after the date of such termination or expiration. If, on the date of any termination described in the preceding sentence of this Section 6(i), the Optionee is not entitled to exercise his or her Option in respect of all of the Optioned Shares, the Shares covered by the unexerciseable portion of the Option shall revert to, and again become available for issuance under, the Plan. If, after any such termination or expiration, the Optionee does not exercise his or her Option in respect of all of the Optioned Shares within the time specified in the Option Agreement or if the Option shall terminate as a result of Optionee’s violation of a covenant of confidentiality, non-disclosure, non-solicitation or noncompetition, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to and again become available for issuance under the Plan.

(j) Termination of Employment for Cause; Termination of a Consultant for Breach. Subject to such exceptions as the Board or the Committee may specify in any applicable Option Agreement or from time to time determine, in the event that (i) an Optionee’s Continuous Status as an Employee terminates as a result of termination of an Optionee’s employment for Cause, or (ii) an Optionee who is a Consultant is terminated for breaching the applicable consulting agreement pursuant to the terms of such consulting agreement, the Optionee’s rights under the Option shall immediately cease and the Option shall immediately terminate. The Shares covered by the unexercised portion of the Option shall revert to and again become available for issuance under the Plan.

(k) Disability of Optionee Who is an Employee or Director. Subject to such exceptions as the Board or the Committee may specify in any applicable Option Agreement or from time to time determine, in the event an Optionee’s Continuous Status as an Employee terminates or the service of an Optionee who is a non-Employee Discretion terminates as a result of the Optionee’s Disability, the Optionee or his or her personal representative may exercise his or her Option within one hundred and eighty (180) days from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), and only to the extent that the Optionee was entitled to exercise the Option on the date of such termination. If, on the date of such termination, the Optionee is not entitled to exercise his or her Option in respect of all of the Optioned Shares, the Shares covered by the unexerciseable portion of the Option shall revert to and again become available for issuance under the Plan. If, after such termination, the Optionee (or such personal representative) does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to and again become available for issuance under the Plan.

(l) Death of Optionee Who is an Employee or Director. Subject to such exceptions as the Board or the Committee may specify in any applicable Option Agreement or from time to time determine, in the event of the death of an Optionee who is an Employee or a Director, the Option may be exercised, at any time within one hundred and eighty (180) days following the date of death (but in no event later than the expiration of the term of such Option), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, and only to the extent the Optionee was entitled to exercise the Option on the date of death. If, on the date of death, the Optionee was not entitled to exercise his or her Option in respect of all of the Optioned Shares, the Shares covered by the unexerciseable portion of the Option shall revert to and again become available for issuance under the Plan. If, after such death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option in respect of all of the Optioned Shares within the time specified herein, the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to and again become available for issuance under the Plan.

(m)  Buyout Provisions. Any provision of this Plan or any Option Agreement to the contrary notwithstanding, subject to applicable laws and regulations, the Committee may cause; regardless of whether the Common Stock is then Publicly Traded or not Publicly Traded, any Option granted hereunder to be cancelled in consideration of a cash payment or alternative grant made to the holder of such cancelled Option equal in value to the excess of the aggregate Fair Market Value of the Common Stock subject to such cancelled Option over the aggregate exercise price of such cancelled Option.

7. COVENANTS OF THE COMPANY.

(a) Reservation of Shares. During the terms of the Options, the Company shall keep available at all times and shall reserve the number of Shares required to satisfy such Options upon exercise thereof.

(b) Regulatory Approvals. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Shares issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Option unless and until such authority is obtained.

8. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Shares pursuant to Options shall constitute general funds of the Company.

9. MISCELLANEOUS.

(a) Acceleration of Vesting. The Committee shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will Vest pursuant to Section 6(g), notwithstanding the provisions of any applicable Option Agreement stating the time at which it may first be exercised or the time during which it will Vest.

(b) No Rights as Stockholder. Neither an Optionee nor any person to whom an Option is transferred under Section 6(f) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Option including, but not limited to, rights to vote or to receive dividends unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such Shares have been issued and such person has become a record holder of such Shares.

(c) No Right to Continue as Employee or Consultant. Nothing in the Plan or any instrument executed or Option granted pursuant to the Plan shall confer upon any Employee any right to continue in the employ of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause. Nothing in the Plan or any instrument executed or Option granted pursuant to the Plan shall affect the right of the Company or any Affiliate to terminate any Consultant pursuant to the terms and provisions of the consulting agreement to which any such Consultant at the time is a party.

(d) Date of Grant. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Optionee within a reasonable time after the date of such grant.

(e) Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and with respect to such persons all transactions shall be subject to such conditions regardless of whether they are expressly set forth in the Plan or any applicable Option Agreement. To the extent any provision of the Plan or action by either the Board or the Committee fails to so comply, it shall not apply to such persons or their transactions and shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

(f) Conditions Upon Exercise of Options. Notwithstanding any other provisions, Shares shall not be issued and Options shall not be exercised unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including NASDAQ) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(g) Payment of Taxes Upon Exercise of Options. The Committee may, in its discretion, condition the issuance and delivery of Shares following the exercise of an Option upon satisfactory arrangements having been made for the payment of all federal, state and local taxes that may be required to be withheld or paid by the Company or any Affiliate in connection with the exercise of any Option. These satisfactory arrangements may, at the discretion of the Committee, include in addition to the payment by the Optionee of all such federal, state and local taxes, the withholding by the Company of a portion of the Shares to be issued upon exercise of the Option having a Fair Market Value which is equal to the amount of all federal, state and local taxes that are required to be withheld or paid by the Company or any Affiliate in connection with the exercise of any Option.

(h) Grants Exceeding Allotted Shares. If the Optioned Shares exceed, as of the date of a grant, the number of Shares that may be issued under the Plan, such Option shall be void with respect to such excess Optioned Shares, unless approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with the terms of the Plan.

(i) Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received. Any written notice to Optionees required by any provisions of the Plan shall be addressed to the Optionee at the address on file with the Company and shall become effective four (4) days after it is mailed by certified mail, postage prepaid to such address, or at the time of delivery if delivered sooner by messenger or overnight courier.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the maximum number of shares of Common Stock subject to the Plan, the maximum number of shares of Common Stock as to which Options may be granted to any Person in any calendar year, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Optioned Shares.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each outstanding Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger, restructure, reorganization or consolidation of the Company with or into another entity or entities in which the stockholders of the Company receive cash or securities of another issuer, or any combination thereof, in exchange for their shares of Common Stock, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor entity or an Affiliate of such successor entity, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all Optioned Shares, including Shares as to which the Option would not otherwise be vested. If the Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, restructure, reorganization, consolidation or sale of assets, the Committee shall notify the Optionee that the Option shall be fully exercisable for a period of twenty (20) days from the date of such notice or such shorter period as the Committee may specify in the notice, and the Option will terminate upon the expiration of such period. For the purposes of this Section 10(c), the Option shall be considered assumed if, following the merger, restructure, reorganization, consolidation or sale of assets, the Option confers the right to purchase, for each Optioned Share immediately prior to the merger, restructure, reorganization, consolidation or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of shares of Common Stock for each share of Common Stock held on the effective date of the consummation of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the merger, restructure, reorganization, consolidation or sale of assets was not solely common equity of the successor entity or its Affiliate, the Committee may provide for the consideration to be received upon the exercise of the Option, for each Optioned Share, to be solely common stock of the successor entity or its Affiliate equal in fair market value to the per share consideration received by holders of shares of Common Stock in the merger, restructure, reorganization, consolidation or sale of assets.

11. AMENDMENT OF THE PLAN.

(a) Amendments by the Committee. The Committee at any time, and from time to time, may amend the Plan; provided, however, that if required by Rule 16b-3, no amendment shall be made more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder. No amendment of the Plan shall materially impair the rights of any Optionee with respect to an Option granted prior to such amendment without the written consent of such Optionee.

(b) Compliance with the Code and Rule 16b-3. It is expressly contemplated that the Committee may amend the Plan in any respect the Committee deems necessary or advisable to bring the Plan and/or Incentive Stock Options granted under it into compliance with the Code and with Rule 16b-3.

(c) Board Approval. Notwithstanding anything to the contrary, the approval of the Board shall be required for any amendment to Section 4(a) of the Plan.

(d) Shareholder Approval. Any actions of the Committee or the Board to terminate, or from time to time amend, suspend or modify the Plan may be taken without the approval of the Company’s shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including Section 422 of the Code, and any applicable requirements of a stock exchange or self-regulatory organization.

12. TERMINATION OR SUSPENSION OF THE PLAN.

The Committee at any time may suspend or terminate the Plan or extend the termination date of the Plan. Unless sooner terminated, the Plan shall terminate on April 30, 2010. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

13. EFFECTIVE DATE OF PLAN.

The effective date of the Plan shall be the date of its adoption by the Board; provided that no Incentive Stock Options shall be granted under the Plan unless it has been approved by a vote of the shareholders of the Company within twelve (12) months of the effective date.

14. GOVERNING LAW.

The Plan shall be interpreted, construed and administered in accordance with the laws of the State of Nevada, without giving effect to principles of conflict of laws which could result in the application of the laws of another jurisdiction.